UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2004

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the completion of the acquisition on October 1, 2004 by Hewitt Associates, Inc. (the “Company” or “Hewitt”) of Exult, Inc. (“Exult”) (see Item 2.01 below for further details), the Company entered the First Supplemental Indenture (the “Supplemental Indenture”), dated as of October 1, 2004, among the Company, Exult and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.) (the “Trustee”), which supplements the Indenture, dated as of September 30, 2003, by and between Exult and the Trustee, relating to Exult’s $110,000,000 2.5% Convertible Notes due 2010 (the “Notes”). Pursuant to the First Supplemental Indenture, the Company agreed to become a co-obligor of the Notes and to issue shares of its Class A Common Stock upon conversion of the Notes upon the happening of the conversion events specified in the Indenture. The initial conversion rate is 17.0068 shares of Class A Common Stock of the Company for each $1,000 principal amount of the Notes. The Company and Exult may redeem the Notes at any time on or after October 5, 2008, at a redemption price of 100% of the principal amount of the Notes, plus accrued and unpaid interest. The holders of the Notes have the right to require the Company and Exult to repurchase their Notes on October 1, 2008, and through the date of maturity of the Notes upon the happening of a Change in Control (as defined in the Supplemental Indenture) of the Company, at a redemption price of 100% of the principal amount of the Notes, plus accrued and unpaid interest.

The description of the Supplemental Indenture is not complete and is qualified in its entirety by the full text of such document, which is Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2004, the Company completed its previously announced acquisition of Exult (the “Merger”). The Merger was accomplished pursuant to, and in accordance with, the terms of the Agreement and Plan of Merger, dated as of June 15, 2004 (the “Merger Agreement”), by and among the Company, Exult and Eagle Merger Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”).

Pursuant to the Merger Agreement, Merger Sub was merged with and into Exult, with Exult remaining as the surviving corporation and becoming a wholly owned subsidiary of the Company. Upon completion of the Merger, each share of Exult Common Stock was canceled and converted into the right to receive 0.2 of a share of Class A Common Stock of the Company (the “Exchange Ratio”). The Company authorized the issuance of approximately 22.1 million shares of its Class A Common Stock to Exult stockholders in connection with the Merger.

On September 30, 2004, both the Company and Exult held special meetings of their respective stockholders. At the Company special meeting, the Hewitt stockholders approved the Merger Agreement and the issuance of Hewitt Class A Common Stock in the Merger. At the Exult special meeting, the Exult stockholders approved the Merger Agreement. On September 30, 2004, the Company and Exult issued a joint press release announcing the results of their respective stockholder votes and on October 1, 2004, the Company issued a press release announcing the completion of the Merger, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively.

The description of the Merger Agreement is not complete and is qualified in its entirety by the full text of such document, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

In connection with the consummation of the Merger, the Board of Directors of the Company was increased from 10 members to 12 members. Pursuant to the Merger Agreement, on October 1, 2004, the Board of Directors of the Company appointed Thomas J. Neff and Steven A. Denning to fill the two newly created vacancies on the Company’s Board of Directors. Mr. Neff, a former director of Exult and the Chairman of Spencer Stuart, US, was designated to serve on the Company’s Board of Directors by Exult’s Board of Directors. Mr. Denning, also a former director of Exult and the Executive Managing Member of General Atlantic Partners, LLC, was designated to serve on the Company’s Board of Directors by General Atlantic Partners, LLC and certain of its affiliates, which collectively represented the largest stockholder of Exult prior to the Merger. Mr. Denning has been appointed as a Class II Director, with a term expiring at the 2007 Annual Meeting of Stockholders of the Company or his earlier death, resignation or removal, and Mr. Neff has been appointed to the Board of Directors of the Company as a Class III Director, with a term expiring at the 2005 Annual Meeting of Stockholders of the Company or his earlier death, resignation or removal. The Board of Directors of the Company has determined that each of Messrs. Neff and Denning qualifies as an “independent” director of the Company under the New York Stock Exchange’s definition of independence. As of the date hereof, the Board of Directors of the Company has not determined on which committees of the Board of Directors Messrs. Neff or Denning will serve.

Messrs. Neff and Denning were previously stockholders of Exult, and received in the Merger, in exchange for their shares of Exult Common Stock, shares of Class A Common Stock of the Company at the Exchange Ratio. In addition, contemporaneously with the effectiveness of the Merger, Exult paid cash compensation to each of its non-employee directors for their service on Exult’s Board of Directors preceding the merger. Mr. Neff and Mr. Denning each received $114,285 for their more than four years of service. As directors of the Company, Messrs. Neff and Denning will be entitled to receive the same compensation as other non-executive directors of the Company.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item were previously filed as part of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-117326) on August 17, 2004.

(b) Pro Forma Financial Information.

The financial statements required by this item were previously filed as part of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-117326) on August 17, 2004.

(c) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of June 15, 2004, by and among Hewitt Associates, Inc., Exult, Inc. and Eagle Merger Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on July 13, 2004, as amended on August 17, 2004, Commission File No. 333-117326).

4.1	First Supplemental Indenture, dated as of October 1, 2004, among Exult, Inc., Hewitt Associates, Inc. and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.) (incorporated by reference to Exhibit 4.2 to the Company’s and Hewitt’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on October 1, 2004).

99.1	Press Release, dated September 30, 2004.

99.2	Press Release, dated October 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/S/ JOHN M. RYAN
Name: John M. Ryan
Title: Chief Administrative Officer

Date: October 1, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated September 30, 2004.

99.2	Press Release, dated October 1, 2004.